EXHIBIT 15.11


PRICEWATERHOUSECOOPERS


                                         PricewaterhouseCoopers
                                         Rua da Candelaria, 65 11(0)-15(0)
                                         20091-020 Rio de Janeiro, RJ - Brasil
                                         Caixa Postal 949
                                         Telefone (21) 3232-6112
                                         Fax (21) 2516-6319


July 11, 2002

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners


We are aware that our report dated May 6, 2002 on our review of the interim financial information of Vale Overseas Limited for the period ended March 31, 2002 is included in Amendment No. 1 to the Companhia Vale do Rio Doce Registration Statement on Form F-4.

Yours very truly,

/s/ PricewaterhouseCoopers
PriceWaterhouseCoopers
Auditores Independentes


Rio de Janeiro, Brazil